                                                                     Exhibit 4.1
                                                                       EXHIBIT C




                  This Warrant was originally issued on ______________, and such issuance was not registered under the Securities Act of 1933, as amended. The transfer of this Warrant and the securities obtainable upon exercise hereof is subject to the conditions on transfer specified in the Amended and Restated Series B Convertible Preferred Stock and Warrant Purchase Agreement, dated as of March 18, 2002 (as amended and modified from time to time), between the issuer hereof (the "COMPANY") and the initial holder hereof, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.


                               PENTON MEDIA, INC.

                             STOCK PURCHASE WARRANT


Date of Issuance:  ________                 Certificate No. W-_______

                  FOR VALUE RECEIVED, Penton Media, Inc., a Delaware corporation (the "COMPANY"), hereby grants to _______________________ or its registered assigns (the "REGISTERED HOLDER") the right to purchase from the Company _______ shares of the Company's Common Stock at a price per share of $7.61 (as adjusted from time to time hereunder, the "EXERCISE PRICE"). This Warrant is one of several warrants (collectively, the "WARRANTS") issued by the Company to certain investors (the "INVESTORS") pursuant to the Amended and Restated Series B Convertible Preferred Stock and Warrant Purchase Agreement, dated as of March 18, 2002 (the "PURCHASE AGREEMENT"). Certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

                  This Warrant is subject to the following provisions:

                  Section 1.  Exercise of Warrant.

                  1A.      Exercise Period. The Registered Holder may exercise,
in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the 10th anniversary thereof (the "EXERCISE PERIOD"). Notwithstanding the foregoing, (i) so long as any
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indebtedness remains outstanding under the Indenture or the New Indenture, this
Warrant may be exercised only to the extent that after giving effect to such exercise, the Registered Holder or any Group of which such Registered Holder is a member would not be entitled to direct the votes with respect to in excess of 35% of the aggregate votes of the aggregate Voting Equity Interests (as defined in the Indenture) of the Company; and (ii) so long as the Common Stock is listed on The New York Stock Exchange, until the Company receives the Share Issuance Approval, this Warrant may be exercised only to the extent that after giving effect to such exercise the aggregate number of shares of Common Stock acquired by the Investors from and after the Date of Issuance as a result of the conversion of the Company's Series B Convertible Preferred Stock, par value $.01 per share, and exercise of Warrants would not exceed 6,378,874 shares of the Common Stock (as may be adjusted to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect). The Company shall give the Registered Holder written notice of the expiration of the rights hereunder at least 30 days but not more than 90 days prior to the end of the Exercise Period.

                  1B.      Exercise Procedure.

                  (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "EXERCISE TIME"):

                  (a)      a completed Exercise Agreement, as described in
         Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "PURCHASER");

                  (b)      this Warrant;

                  (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in
         Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 7 hereof; and

                  (d) either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "AGGREGATE EXERCISE PRICE"), or (2) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

                  (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five Business Days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

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                  (iii)    The Common Stock issuable upon the exercise of this
Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

                  (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof if issued to the Registered Holder or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

                  (v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

                  (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

                  (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

                  (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued against payment of the Aggregate Exercise Price therefor, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

                  1C.      Exercise Agreement. Upon any exercise of this
Warrant, the Exercise Agreement shall be substantially in the form set forth in
Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates

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for the shares of Common Stock are to be issued, and if the number of shares of
Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

                  1D.      Fractional Shares. If a fractional share of Common
Stock would, but for the provisions of Section 1A, be issuable upon exercise of the rights represented by this Warrant, the Company shall, unless prohibited by any agreement to which the Company is a party, within five Business Days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

                  Section 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

                  2A.      Adjustment of Exercise Price and Number of Shares
upon Issuance of Common Stock.

                  (i) If and whenever after the Date of Issuance of this Warrant, the Company issues or sells, or in accordance with Section 2B is deemed to have issued or sold, any share of Common Stock for a consideration per share less than (x) the Market Price of the Common Stock at such time or (y) the Exercise Price in effect immediately prior to such time (the greater of such amounts being referred to herein as, the "ADJUSTMENT MULTIPLIER"), then immediately upon such issue or sale or deemed issue or sale, the Exercise Price shall be reduced to the Exercise Price determined by multiplying (x) the Exercise Price in effect immediately prior to such issue or sale by (y) the quotient obtained by dividing (i) the sum of (A) the product determined by multiplying the Adjustment Multiplier by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (B) the consideration, if any, received by the Company upon such issue or sale, by (ii) the product determined by multiplying the Adjustment Multiplier by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. Upon each such adjustment of the Exercise Price hereunder, the number of shares of Common acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  (ii) Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price or the number of shares of Common Stock obtainable upon exercise of this Warrant with respect to a Permitted Issuance (other than a Permitted Issuance of the type described in clause (vi) of the definition thereof if the price per share in such issuance is less than the Exercise Price in effect immediately prior to such issuance).

                  2B.      Effect on Exercise Price of Certain Events. For
purposes of determining the adjusted Exercise Price under Section 2A, the following shall be applicable:

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                  (i)      Issuance of Rights or Options. If the Company in any
manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than (x) the Market Price of the Common Stock determined as of the time of the granting or sale of such Options or (y) the Exercise Price in effect immediately prior to such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price or the number of shares of Common Stock issuable hereunder shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the greater of (x) the Market Price of the Common Stock determined as of the time of such issue or sale or (y) the Exercise Price in effect immediately prior to such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price or the number of shares of Common Stock issuable hereunder shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price or the number of shares of Common Stock issuable hereunder had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Exercise Price or the number of shares of Common Stock issuable hereunder shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Conversion Rate. If, in the case of Options and Convertible Securities issued on or after the Date of Issuance, the purchase price provided for in any such Options, the additional consideration, if any, payable upon the conversion or exchange of any such Convertible Securities or the rate at which any such Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be immediately adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, and the number of shares of Common Stock issuable hereunder shall be correspondingly adjusted; provided, that if such adjustment would result in an increase of the Exercise Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Warrants. For purposes of Section 2B, if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Exercise Price hereunder to be increased or the number of shares of Common Stock issuable hereunder to be decreased.

                  (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Exercise Price then in effect hereunder shall be adjusted immediately to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the number of shares of Common Stock issuable hereunder shall be correspondingly adjusted; provided, that if such expiration or termination would result in an increase in the Exercise Price then in effect (and a corresponding decrease in the number of shares Common Stock issuable hereunder), such increase (and corresponding decrease) shall not be effective until 30 days after written notice thereof has been given to all holders of the Warrants. For purposes of Section 2B, the expiration or termination of any Option or Convertible Security which was outstanding as of the Date of Issuance shall not cause the Exercise Price or the number of shares Common Stock issuable hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Date of Issuance.

                  (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the Registered Holder. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the Registered Holder. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

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                  (vi)     Integrated Transactions. In case any Option is issued
in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the consideration for the Option shall be the Market Price thereof.

                  (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  2C.      Subdivision or Combination of Common Stock. If the
Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased (and any other appropriate actions shall be taken by the Company) so that the holder of any Warrant thereafter surrendered for exercise (without actually requiring this Warrant to be exercised and without regard to any limitations on exercise set forth in this Warrant or otherwise) shall be entitled to receive the number of shares of Common Stock or other securities of the Company that such holder would have owned or would have been entitled to receive upon or by reason of the events described above, had such Warrant been exercised immediately (without actually requiring this Warrant to be exercised and without regard to any limitations on exercise set forth in this Warrant or otherwise) prior to the occurrence of such event. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant (without actually requiring this Warrant to be exercised and without regard to any limitations on exercise set forth in this Warrant or otherwise) shall be proportionately decreased (and any other appropriate actions shall be taken by the Company) so that the holder of any Warrant thereafter surrendered for exercise shall be entitled to receive the number of shares of Common Stock or other securities of the Company that such holder would have owned or would have been entitled to receive upon or by reason of the events described above, had such Warrant been exercised immediately (without actually requiring this Warrant to be exercised and without regard to any limitations on exercise set forth in this Warrant or otherwise) prior to the occurrence of such event.

                  2D.      Reorganization, Reclassification, Consolidation,
Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company shall

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make appropriate provisions (in form and substance satisfactory to the
Registered Holder) to insure that each of the holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had exercised its Warrant (without actually requiring this Warrant to be exercised and without regard to any limitations on exercise set forth in this Warrant or otherwise) immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance satisfactory to the Registered Holder) to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holder), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  2E.      Certain Distributions. In case the Company shall at
any time or from time to time, prior to exercise of this Warrant, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this Section 2, any distribution in connection with a Permitted Issuance and any Liquidating Dividend) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Exercise Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by multiplying the Exercise Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Company if the holder of this Warrant would otherwise be entitled to receive such rights or warrants upon exercise at any time of Warrants into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                  2F.      Event of Noncompliance.

                  (i)      If an Event of Noncompliance of the type described in
Section 8A(vii) of the

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Series B Preferred Stock Certificate of Designations occurs, the Exercise Price of the Warrants shall be reduced immediately by 20% of the Exercise Price in effect immediately prior to such adjustment and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. Thereafter, until the Corporation obtains the Share Issuance Approval, every 90 days the Exercise Price shall be reduced immediately by 20% of the Exercise Price in effect immediately prior to such adjustment (subject to a maximum reduction under this Section 2F(i) not to exceed 50% of the Exercise Price that would have been in effect as of the such date had the adjustments provided for in this Section 2F(i) not occurred) and the number of shares of Common Stock obtainable upon exercise of this Warrant shall again be proportionately increased. Upon receipt of the Share Issuance Approval, the Exercise Price in effect immediately prior to such event shall be readjusted to be the Exercise Price that would have been in effect as of the such date had the adjustments provided for in this Section 2F(i) not occurred and taking into account for purposes of such readjustment any other adjustments to the Exercise Price that would have been made during the continuation of the Event of Noncompliance which triggered the adjustments provided for in this Section 2F(i) had the adjustments provided for in this Section 2F(i) not occurred; and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately adjusted. In the event that the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant are required to be adjusted pursuant to this Section 2F(i) and at the same time an adjustment to the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant are required to be made under Section 2F(ii) and/or
Section 2F(iii) below, then the adjustments required to be made under this
Section 2F(i) shall be made after giving effect to the adjustments required under Section 2F(ii) and/or Section 2F(iii).

                  (ii)     If an Event of Noncompliance of the type described in
Section 8A(i)(C) of the Series B Preferred Stock Certificate of Designations occurs, the Exercise Price of the Warrants shall be reduced immediately by $.76 (subject to adjustment to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect) and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. At such time as such Event of Noncompliance is no longer in existence, the Exercise Price in effect immediately prior to such time shall be readjusted to the Exercise Price that would have been in effect as of such time had the adjustments provided for in this Section 2F(ii) not occurred and taking into account for purposes of such readjustment any other adjustments to the Exercise Price that would have been made during the continuation of the Event of Noncompliance which triggered the adjustments provided for in this
Section 2F(ii) had the adjustments provided for in this Section 2F(ii) not occurred; and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately adjusted. In the event that the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant are required to be adjusted pursuant to this Section 2F(ii) and at the same time an adjustment to the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant are required to be made under
Section 2F(i) above, then the adjustments required to be made under this Section 2F(ii) shall be made before giving effect to the adjustments required under
Section 2F(i). Notwithstanding the foregoing, no reduction of the Exercise Price or increase in the number of shares of Common Stock obtainable upon exercise of this Warrant pursuant to this Section 2F(ii) shall be made at any time when representatives of holders of the Warrants constitute a majority of the Board of Directors, whether elected pursuant to Section 5B or 8B of the Series B Preferred Stock Certificate of Designations or otherwise. Notwithstanding the foregoing, in no event will the Exercise Price be reduced below $.01.

                  (iii)    If an Event of Noncompliance of the type described in
Section 8A(ii) of the

Series B Preferred Stock Certificate of Designations occurs as a result of the Corporation's breach or failure to perform or observe its obligations arising under Section 9.2(a) of the Purchase Agreement, the Exercise Price of the Warrants shall be reduced immediately by $.76 (subject to adjustment to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect) and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. Thereafter, until the such Event of Noncompliance is no longer in existence, every 90 days the Exercise Price shall be reduced immediately by $.76 (subject to adjustment to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect), subject to a maximum reduction under this Section 2F(iii) not to exceed $3.80 (also subject to adjustment to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect), and the number of shares of Common Stock obtainable upon exercise of this Warrant shall again be proportionately increased. At such time as such Event of Noncompliance is no longer in existence, the Exercise Price in effect immediately prior to such time shall be readjusted to the Exercise Price that would have been in effect as of such time had the adjustments provided for in this Section 2F(iii) not occurred and taking into account for purposes of such readjustment any other adjustments to the Exercise Price that would have been made during the continuation of the Event of Noncompliance which triggered the adjustments provided for in this Section 2F(iii) had the adjustment provided for in this Section 2F(iii) not occurred; and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately adjusted. In the event that the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant are required to be adjusted pursuant to this Section 2F(iii) and at the same time an adjustment to the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant are required to be made under Section 2F(i) above, then the adjustments required to be made under this Section 2F(iii) shall be made before giving effect to the adjustments required under Section 2F(i). Notwithstanding the foregoing, no reduction of the Exercise Price or increase in the number of shares of Common Stock obtainable upon exercise of this Warrant pursuant to this
Section 2F(iii) shall be made at any time when representatives of holders of the Warrants constitute a majority of the Board of Directors, whether elected pursuant to Section 5B or 8B of the Series B Preferred Stock Certificate of Designations or otherwise. Notwithstanding the foregoing, in no event will the Exercise Price be reduced below $.01.

                  2G.      Certain Events. If any event occurs of the type
contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment shall increase the Exercise Price as otherwise determined pursuant to this Section 2 or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 2.

                  2H.      Notices.

                  (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (iii) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

                  Section 3. Liquidating Dividends. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "LIQUIDATING DIVIDEND"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Common Stock had this Warrant been fully exercised (without actually requiring this Warrant to be exercised and without regard to any limitations on exercise set forth in this Warrant or otherwise) immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

                  Section 4. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the Registered holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  Section 5. Definitions. The following terms have meanings set forth below:

                  "BUSINESS DAY" means any day other than a Saturday, Sunday, or any day on which banks in New York City are authorized or obligated by applicable law to close.

                  "COMMON STOCK" means, collectively, the Company's Common Stock, par value $.01 per share (including any associated Right, as defined in and issued pursuant to the Rights Agreement, dated as of June 9, 2000, by and between the Company and Harris Trust and Savings Bank, as Rights Agent), and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "COMMON STOCK DEEMED OUTSTANDING" means at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2B(i) and 2B(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock.

                  "CONVERTIBLE SECURITIES" means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

                  "EVENT OF NONCOMPLIANCE" has the meaning set forth in Section 8A of the Series B Preferred Stock Certificate of Designations.

                  "GROUP" has the meaning set forth in Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended; provided, that until the termination of the Purchase Agreement, all holders of Warrants shall be deemed to be a member of a Group for purposes of Section 1A hereof unless such holders unanimously agree in writing otherwise.

                  "INDENTURE" has the meaning set forth in the Purchase
Agreement.

                  "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case (i) averaged over a period of 30 days consisting of the day as of which "Market Price" is being determined and the 29 consecutive Business Days prior to such day, and (ii) averaged on a volume-weighted basis based on the trading volume for each such Business Day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Registered Holder. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the Registered Holder. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

                  "NEW INDENTURE" has the meaning set forth in the Purchase Agreement.

                  "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                  "PERMITTED ISSUANCE" means (i) the issuance or granting of Common Stock (including restricted, deferred or performance shares), Options or Convertible Securities to employees of the Company and its Subsidiaries or the exercise thereof pursuant to a Stock Option Plan, to the extent the aggregate Common Stock, Options or Convertible Securities issued or granted pursuant to this clause (i) do not exceed 15% of the Common Stock Deemed Outstanding on the day before the Date of Issuance (subject to adjustment to reflect any stock split, stock dividend, reclassification, recapitalization or other transaction having a similar effect), (ii) the issuance of Common Stock pursuant to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, (iii) the issuance of Common Stock upon the exercise of the Warrants, (iv) the issuance of Common Stock by the Company for consideration other than cash pursuant to a consummated merger, consolidation, acquisition, or similar business combination, so long as (A) such issuance was approved by a majority of the Preferred Directors or (B) the aggregate Common Stock, Options or Convertible Securities issued or granted pursuant to this clause (iv) and the following clause (v) does not exceed 5% of the Common Stock Deemed Outstanding on the day before the Date of Issuance (subject to adjustment to reflect any stock split, stock dividend, reclassification, recapitalization or other transaction having a similar effect), (v) the issuance of Common Stock pursuant to any securities issued to a bank or other similar financial institution in connection with a loan or other indebtedness for borrowed money (provided, that the Board of Directors has approved the issuance of such securities and loan or other indebtedness), to the extent the aggregate Common Stock, Options or Convertible Securities issued or granted pursuant to this clause (v) and the preceding clause (iv) does not exceed 5% of the Common Stock Deemed Outstanding on the day before the Date of Issuance (subject to adjustment to reflect any stock split, stock dividend, reclassification, recapitalization or other transaction having a similar effect)); or (vi) the issuance of Common Stock by the Corporation pursuant to an underwritten offering registered with the Securities and Exchange Commission.

                  "PERSON" or "PERSON" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

                  "PREFERRED DIRECTORS" means the members of the Board of Directors elected by the holders of the Series B Convertible Preferred Stock pursuant to Section 5B of the Series B Preferred Stock Certificate of Designations.

                  "SERIES B PREFERRED STOCK CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations designating the rights and preferences of the Series B Preferred Stock adopted by the Board of Directors

                  "SHARE ISSUANCE APPROVAL" has the meaning set forth in Section
9.3 of the Purchase Agreement.

                  Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase Agreement.

                  Section 6. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

                  Section 7. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

                  Section 8. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "DATE OF ISSUANCE" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

                  Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing the Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Warrants of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                  Section 10. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Company, at its principal executive offices and (ii) to any Registered Holder, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

                  Section 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder of this Warrant.

                  Section 12. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its Stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.


                                   * * * * * *

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.


                                                     PENTON MEDIA, INC.


                                                     By_________________________

                                                     Its________________________

[Corporate Seal]

Attest:



________________________________

Title:  ______________________

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT

To:                                               Dated:


                  The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ______ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


                                                  Signature ____________________

                                                  Address ______________________

                                                                      EXHIBIT II

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, ______________________________ hereby
sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:


Names of Assignee                 Address                         No. of Shares
-----------------                 -------                         -------------




                                                  Signature ____________________

                                                            ____________________

                                                  Witness   ____________________